Exhibit 4.1

RESOLUTE ENERGY CORPORATION,
as Issuer

8.50% Senior Notes Due 2020

SUPPLEMENTAL INDENTURE
Dated as of April 9, 2018

DELAWARE TRUST COMPANY,
as Trustee

SUPPLEMENTAL INDENTURE

SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of April 9, 2018, among Resolute Energy Corporation, a Delaware corporation (the “Company”), the subsidiary guarantors listed on the signature pages hereto (the “Guarantors”) and Delaware Trust Company (as successor to U.S. Bank National Association), as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Company and the Guarantors have heretofore executed and delivered to the Trustee an indenture, dated as of April 25, 2012 (as amended or supplemented to the date hereof, the “Indenture”), providing for the issuance of 8.50% Senior Notes due 2020 (the “Notes”);

WHEREAS, on April 25, 2012, the Company issued $250,000,000 in principal amount of Notes;

WHEREAS, on December 10, 2012, the Company issued $150,000,000 in principal amount of Additional Notes;

WHEREAS, on May 12, 2017, the Company issued $125,000,000 in principal amount of Additional Notes;

WHEREAS, the Company has entered into that certain Purchase Agreement, dated April 5, 2018, by and among the Company, the Guarantors and Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein, pursuant to which, on the date hereof, the Company is issuing $75,000,000 of Additional Notes as permitted by Section 2.16 and Section 4.07 of the Indenture (the “April 2018 Additional Notes”); and

WHEREAS, pursuant to Section 9.01(a)(ix) of the Indenture, the Trustee, the Company and the Guarantors are authorized to execute and deliver this Supplemental Indenture without the consent of any Holder of Notes.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Notes as follows:

1. Definitions; Construction. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires: (i) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture; and (ii) the words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

2. April 2018 Additional Notes. The Company hereby represents and warrants that attached hereto as Annex A is a true and correct copy of the Officers’ Certificate required by Section 12.04 of the Indenture in connection with the issuance of the April 2018 Additional Notes.

(b)The definition of the term “Additional Notes” set forth in the Indenture is hereby supplemented by adding the following sentence at the end of such definition: “For the avoidance of doubt, “Additional Notes” shall include those Notes issued on April 9, 2018 by the Company in an aggregate principal amount of $75,000,000, as more particularly described in the Supplemental Indenture hereto, dated as of April 9, 2018.”

(c)The Company hereby represents and warrants that the issuance of the April 2018 Additional Notes is in compliance with, and otherwise authorized and permitted by, Section 2.16 and Section 4.07 of the Indenture.

(d)The April 2018 Additional Notes will be issued in global form as (A) Certificate Number A-1 (CUSIP No. 76116A AG3 / ISIN No. US76116AAG31) in the aggregate principal amount of $75,000,000; and (B) Certificate Number S-1 (CUSIP No. U76174 AF5 / ISIN No. USU76174AF55) in the aggregate principal amount of $0.

(e)The April 2018 Additional Notes will be issued at an issue price of 99.51% plus accrued interest from and including November 1, 2017 to, but excluding, the date hereof.

(f)The first Interest Payment Date of the April 2018 Additional Notes will be May 1, 2018.

(g)The April 2018 Additional Notes will be in the form of the Initial Notes and will be subject to a registration rights agreement relating to such Additional Notes (the “Registration Rights Agreement”).

3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

4. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or any guarantor under the Notes (including the April 2018 Additional Notes), the Indenture, this Supplemental Indenture, any Subsidiary Guarantees or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting the April 2018 Additional Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the April 2018 Additional Notes.

5. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Company and the Guarantors.

6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[signature pages follow]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed as of the date first written above.

COMPANY

RESOLUTE ENERGY CORPORATION

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer

GUARANTORS

RESOLUTE NATURAL RESOURCES COMPANY, LLC

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer

WYNR, LLC

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer
BWNR, LLC

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer
RESOLUTE WYOMING, INC.

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

HICKS ACQUISITION COMPANY I, INC.

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer
RESOLUTE NORTHERN ROCKIES, LLC

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer
RESOLUTE NATURAL RESOURCES SOUTHWEST, LLC

By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer

[Signature Page to Supplemental Indenture]

DELAWARE TRUST COMPANY, as Trustee

By:	/s/ Thomas Musarra
Name:	Thomas Musarra
Title:	Vice President

[Signature Page to Supplemental Indenture]

ANNEX A

Officers’ Certificate

[Attached]

OFFICERS’ CERTIFICATE TO TRUSTEE

April 9, 2018

The undersigned, Chief Executive Officer and Executive Vice President and Chief Financial Officer, respectively, of Resolute Energy Corporation, a Delaware corporation (the “Company”), hereby certify that:

1.This Certificate is delivered to Delaware Trust Company (successor trustee to U.S. Bank National Association) (the “Trustee”), as trustee, pursuant to Sections 12.04 and 12.05 of the Indenture, dated as of April 25, 2012, by and among the Company, the guarantors named on the signature pages thereof and the Trustee, as supplemented by the Supplemental Indenture, dated as of May 12, 2017, the Second Supplemental Indenture, dated as of November 6, 2017, and the Supplemental Indenture, dated as of April 9, 2018 (the “Indenture”) in connection with the authentication and delivery (the “Authentication”) by the Trustee of $75,000,000 aggregate principal amount of the Company’s 8.50% Senior Notes due 2020 (the “Notes”) in accordance with the Authentication Order, dated April 9, 2018 (the “Authentication Order”) of the Company pursuant to Section 2.02 of the Indenture.

2.The undersigned have read the Indenture, including, but not limited to, Sections 2.01, 2.02, 2.07, 2.16, 4.07, 12.04 and 12.05 thereof, and the definitions in such Indenture relating thereto.

3.The statements made herein are based either upon the personal knowledge of the persons making this Certificate or on information, data and reports furnished to such persons by the officers, counsel, department heads or employees of the Company who have knowledge of the facts involved.

4.The undersigned have examined the Authentication Order and the Supplemental Indenture and the covenants, conditions and provisions of the Indenture relating thereto.

5.The undersigned have reviewed such other corporate documents and records relating to the matters referred to herein and have made such other examination or investigation as, in the opinion of the undersigned, is necessary to enable the undersigned to express an informed opinion as to whether or not all covenants or conditions precedent, if any, provided for in the Indenture with respect to the Authentication have been satisfied.

6.In the opinion of the undersigned, all covenants or conditions precedent, if any, provided in the Indenture relating to the Authentication have been satisfied, and such Notes may be delivered in accordance with the Authentication Order as provided in the Indenture.

7.In the opinion of the undersigned the Authentication is in compliance with, and, otherwise authorized and permitted, by Section 2.16 and Section 4.07 of the Indenture.

8.Attached as Annex A, hereto are true, correct and complete copies of the resolutions adopted by the Board of Directors of the Company on March 21, 2018, and such resolutions have not been modified or amended and remain in full force and effect as of the date hereof.

9.(a)The Notes will be issued in global form as (A) Certificate Number A-1 (CUSIP No. 76116A AG3 / ISIN No. US76116AAG31) in the aggregate principal amount of $75,000,000; and (B) Certificate Number S-1 (CUSIP No. U76174 AF5 / ISIN No. USU76174AF55) in the aggregate principal amount of $0.

(b)The Notes will be issued on the date hereof at an issue price of 99.51% plus accrued interest from and including November 1, 2017 to, but excluding, the date hereof.

(c)The Notes will be subject to the restrictions on transfer set forth in Section 2.07 of the Indenture relating to Restricted Global Notes.

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate as of the date set forth above.

By:	/s/ Richard F. Betz
Name:	Richard F. Betz
Title:	Chief Executive Officer
By:	/s/ Theodore Gazulis
Name:	Theodore Gazulis
Title:	Executive Vice President and Chief Financial Officer